Other Exhibit

                                POWER OF ATTORNEY



         Each of the undersigned hereby constitutes and appoints Margery K. Neale, Joel H. Goldberg and Richard H. Neiman, and each of them, with full power to act, his or her true lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendment to the Registration Statement for TD Waterhouse Trust (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state securities commissions, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing, and ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ Richard W. Dalrymple
Richard W. Dalrymple, Trustee


/s/ Carolyn B. Lewis,
Carolyn B. Lewis, Trustee


/s/ George F. Staudter
George F. Staudter, Trustee


/s/ Lawrence J. Toal
Lawrence J. Toal, Trustee


Dated:  September 8, 1999